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Exhibit 23

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in the registration statements listed below of our report dated February 25, 2003, except as to Note 8, which is as of November 7, 2003, relating to the financial statements which appear in this Current Report on Form 8-K.

On Form S-3:	Relating to:
File No. 333-75148	United States Steel Corporation Dividend Reinvestment and Stock Purchase Plan
333-99273	United States Steel Corporation debt securities, preferred stock and depositary shares, common stock, warrants, stock purchase units and stock purchase contracts registration statement

On Form S-8:	Relating to:
File No. 033-60667	United States Steel Corporation Parity Investment Bonus
333-00429	United States Steel Corporation Savings Fund Plan for Salaried Employees
333-36840	United States Steel Corporation Savings Fund Plan for Salaried Employees
333-76392	United States Steel Corporation Non-Officer Restricted Stock Plan
333-76394	United States Steel Corporation 2002 Stock Plan

/s/ PRICEWATERHOUSECOOPERS LLP PricewaterhouseCoopers LLP Pittsburgh, Pennsylvania November 13, 2003

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  Exhibit 23
CONSENT OF INDEPENDENT ACCOUNTANTS